 Exhibit 99.1

Asset and Renewal Rights Acquisition Agreement

This Asset and Renewal Rights Acquisition Agreement (Agreement), dated as of April 8, 2015 (Signing Date), is made by and among American Hallmark Insurance Company of Texas (AHIC), TBIC Holdings Inc., Texas Builders Insurance Company of Texas (collectively Sellers) and Redpoint Comp Holdings LLC, a subsidiary of Redpoint Insurance Group LLC (Purchaser)

Preliminary Statements

Whereas American Hallmark Insurance Company of Texas (AHIC) wholly owns TBIC Holdings Inc. and TBIC Holdings Inc. wholly owns Texas Builders Insurance Company of Texas;

Whereas AHIC is a property and casualty insurance company domiciled in the state of Texas that in addition to other insurance products underwrites workers compensation business produced through its general agents;

Whereas AHIC desires to dispose of its Texas workers compensation book of business;

Whereas Worth Casualty Company desires to write workers compensation business in the state of Texas;

Whereas Redpoint Comp Holdings LLC, a subsidiary of Redpoint Insurance Group LLC desires to acquire the renewal rights to AHIC’s book of Texas workers compensation business and the assets related to the production of said business and to write such insurance business through Worth.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties set forth in this Agreement and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:

Article I. Terms of the Purchase and Sell

Section 1.1.Sale of Assets. Subject to the terms and conditions of this Agreement, American Hallmark Insurance Company of Texas, TBIC Holdings and Texas Builders Insurance Company (Sellers) hereby agree to sell, and Purchaser hereby agrees to purchase, certain assets of American Hallmark Insurance Company of Texas inclusive of certain assets of TBIC Holdings Inc. and Texas Builders Insurance Company set forth in Schedule 1.1 of this Agreement (Acquired Assets), free and clear of all encumbrances, other than permitted encumbrances, for the Asset Purchase consideration set forth in Section 1.3 hereof.

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Section 1.2. Assumption of Liabilities: Purchaser is not assuming any liabilities of Sellers except as set forth on Schedule 1.2. Purchaser has not agreed to pay, will not be required to assume and will have no liability or obligation with respect to, any liability or obligation, direct or indirect, absolute or contingent, of Sellers other then as may otherwise be set forth in this Agreement.

Section 1.3 Consideration for Asset and Renewal Rights Acquisition. In exchange for the acquisition of the renewal rights to AHIC’s current in force Texas workers compensation policies and certain assets related to the production and servicing of those policies including the employees, physical assets, files, furniture, fixtures, accounting systems, licenses, policy information and similar things necessary to administer workers compensation insurance policies in the state of Texas (collectively Acquired Assets), Purchaser shall assume or pay to Seller the remaining lease obligations related to the current Austin, Texas location as such amounts become due and payable for the remainder of the lease term (approximately 36 months, a copy of said lease is attached to Schedule 1.3(a); offer employment with Purchaser at their current salary to the staff currently operating at the Austin location identified in Schedule 7.7 (a), Employee(s)); and provide for a period of three years, policy and claim administration related to the policies and previous policies issued or produced at the Austin, TX location (approximately five hundred (500) in-force policies and two hundred (200) claim files as set forth in Schedule 1.3(b) (Run-Off services). It is the intention of the parties that the Run-Off services shall include the Montana business for policy and claims oversight. Hallmark will retain the costs of the current outside Montana TPA for run off purposes. Seller agrees to pay Buyer the amount of $75,000.00 at Closing for services relating to policy and claims administration. Such policy and claims administration shall be consistent with the administration afforded Sellers by the Austin, TX location prior to the Closing Date and in compliance with the Administration of Runoff Insurance Business Agreement (Exhibit A to Schedule 1.3(b)) attached hereto and incorporated herein. After said three year period, the parties shall either: (i) negotiate the terms and conditions for the Purchaser to continue to provide such policy and claims administration; or (ii) terminate such services and provide for an orderly transfer of files (and data) to Sellers. At the end of the administration of the Run Off services, Purchaser shall transfer the Hallmark and TBIC records in their then format to Seller and all reasonable expense associated with such transfer or conversion shall be borne by Seller. The Acquired Assets shall also include the exclusive right to solicit the coverage upon expiration or cancellation of those workers compensation policies written and administered by Seller.

Section 1.4 Excluded Assets. Purchaser is acquiring from Sellers only those certain assets identified in Section 1.3 and shall have no right or interest in any of Sellers’ other tangible or intangible assets. Without limiting the foregoing, the following assets are specifically excluded:

(a)	All other contractual rights or obligations of Sellers unrelated to the Texas workers compensation book of business, including but not limited to the Montana workers compensation policies.
(b)	Sellers’ cash, cash equivalents, accounts receivable and pre-paid expenses.
(c)	The capital stock of Sellers.
(d)	The insurance license(s) and certificates of authority of Sellers.
(e)	Any and all tangible or intangible assets not otherwise designated in section 1.3.

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Section 1.5. Effective Date of Purchase and Sale. The parties hereto agree that the effective date for the sale of the Acquired Assets shall be the Closing Date

Article II. Closing.

Section 2.1. Closing. The consummation of the transaction(s) contemplated by this Agreement (the Closing) shall take place at the Austin, TX location on the first business day following the date on which all of the conditions set forth in Article VIII to the extent not waived, are satisfied. The Closing may be postponed to such other date as the Parties may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

Section 2.2. Deliveries by the Sellers. At the closing, the Sellers or each Seller, as the case may be, shall deliver the following: (items required in Conditions Precedent to Closing as shown below.)

(a)	The closing certificates referred to in in Section 8.1 (e);
(b)	a certificate executed by the secretary or an assistant secretary of such Seller certifying as to (i) the resolutions in which such Seller’s board of directors approved this Agreement and the transactions contemplated hereby, and (ii) the incumbency of such Seller’s officers who execute any documents on behalf of such Seller in connection with this Agreement;
(c)	all Book and Records of TBIC and AHIC relating to the Acquired Assets and policy renewal rights;
(d)	executed counterparts of all Required Consents and Required Licenses and Permits;
(e)	each of the agreements referred to in Section 7.5 to which each Seller is a party and executed by such Seller
(f)	each of the consents referred to in Section 7.2;
(g)	instruments of assignment and bill of sale reasonably satisfactory to Purchaser whereby Sellers assigns, transfers, conveys and sets over all of the Acquired Assets to Purchaser; and
(h)	all other previously undelivered documents, instruments and writings required to be delivered by each Seller to Purchaser at or prior to Closing pursuant to this Agreement and such other documents, instruments and certificates as Purchaser may reasonably request in connection with the transaction contemplated by this Agreement.

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Section 2.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver, or cause to be delivered to the Sellers the following:

(a)	the closing and secretary’s certificates referred to in Sections 8.2 (c) and 8.2 (d);
(b)	each of the agreements referred to in Section 7.5 (a) and (b) to which Purchaser is a party, each executed by Purchaser;
(c)	licenses and permits required under Section 7.3 and
(d)	all other previously undelivered documents, instruments and writings required to be delivered by Purchaser to the Seller at or prior to Closing pursuant to this Agreement and such other documents, instruments and certificates as the Sellers may reasonably request in connection with the transaction contemplated by this Agreement.

Section 2.4 Simultaneous Deliveries. The delivery of the documents required to be delivered at the Closing pursuant to this Agreement (Transaction Documents) shall be deemed to occur simultaneously. No delivery shall be effective until each Party has received, or waived receipt of, all the documents that this Agreement entitles such Party to receive.

Section 2.5 Sales and Transfer Taxes. Any taxes and any transfer, recording or similar fees and charges arising out of or in connection with the transactions contemplated by this Agreement shall be borne by the Party incurring same.

Article III. Representations and Warranties of Sellers

Each Seller, jointly and severally, hereby represents and warrants to Purchaser that the statements made in this Article III are true, correct and complete.

Section 3.1 Seller Organization; Good Standing; Delivery of Charter Documents. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state in which such Seller is incorporated. Each Seller is duly qualified or licensed as a foreign corporation in each jurisdiction in which the nature of such Seller’s business makes such qualification or licensing necessary.

Section 3.2 Power and Authority. Each Seller has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the execution, delivery and performance of all of the Transaction Documents to which such Seller is a party.

Section 3.3 Authorization, Execution and Validity. Each of the Transaction Documents, when executed by each Seller and delivered to Purchaser, will be duly authorized (where appropriate), executed and delivered, and will constitute a valid, legal and binding obligation of such Seller, enforceable against such Seller in accordance with the terms of such Transaction Document, subject to any Law Affecting Creditor’s Rights.

Section 3.4 No Conflict; Consents. The execution, delivery and performance by each Seller of each Transaction Document will not (a) violate any Law, (b) violate any charter document of such Seller (if applicable), (c) violate any order to which such Seller is a party or by which such Seller or its assets are bound, (d) result in the creation of any encumbrance on any of the Acquired Assets, or (e) require any Consent from any Person that will not be obtained and delivered on or before the Closing.

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Section 3.5 Sufficiency and Condition of and Title to the Assets.

(a)	Sufficiency of the Acquired Assets. The Assets reflected on the books and records of Seller, constitute all the assets, properties, licenses and other arrangements which are presently being used or are reasonably related to the business and are sufficient to operate such business in a manner consistent with past practice and historic capacity.
(b)	Condition of the Acquired Assets. Each of the Assets complies with applicable law and is in good and normal operating condition and repair, structurally sound with no known defects (ordinary wear and tear expected), and suitable for its intended use.
(c)	Title to the Acquired Assets. At the Closing, Seller(s) will transfer to Purchaser good, valid and indefeasible title to, or a valid leasehold interest in, each of the Assets, free and clear of all encumbrances, other than Permitted Encumbrances.

Section 3.6 No Undisclosed Liabilities. Seller is not aware of any claim against the Acquired Assets of any nature, absolute or contingent, and is not aware of or put on notice of any event or circumstance that could give rise to any future Claim that could have a material adverse effect on the Assets. Sellers have no actual knowledge of any adverse findings or determinations by the Texas Department of Insurance or other regulatory authority relating to the current and previous policy and claim administration by the employees at the Austin, TX location. Sellers furthermore have no actual knowledge of any improprieties by Employees relating to the policy and claim administration including but not limited to the handling of all premiums, commissions, expenses or other funds.

Section 3.7 Personal Property.

(a)	Owned Personal Property. Schedule 3.7 (a) lists, as of the Signing Date, all of the personal property (including all machinery, equipment, vehicles, structures, fixtures and furniture) owned by TBIC and used in the business, located on its premises or acquired after the date hereof.
(b)	Leased Personal Property. All leases of personal property, if any, are listed on Schedule 3.7(b).

Section 3 8 Compliance with Laws. Sellers have complied with all applicable laws in the conduct of the business.

Section 3.9 Insurance. Seller shall maintain its currently existing insurance coverage on the Acquired Assets until the Closing Date at which time Seller shall terminate such insurance coverage. Thereafter, providing adequate insurance coverage for the Acquired Assets shall be the sole responsibility of the Purchaser.

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Section 3.10 INTENTIONALLY OMITTED.

Section 3.11 Intangible Assets.

(a)	Owned Intangible Assets. Schedule 3.11 (a) lists all the intangible assets owned by each Seller as of the Signing Date (Intangible Assets). With respect to the Intangible Assets listed on Schedule 3.11 (a) and all the Intangible Assets obtained or developed prior to the Closing, (i) Sellers owns all rights, title and interest in and to such Intangible Assets free and clear of all encumbrances, (ii) such Seller has not sold, transferred, licensed, sub-leased or conveyed any interest in any such Intangible Assets, and (iii) to Sellers’ knowledge, no person has infringed upon or misappropriated any of such Intangible Assets.
(b)	Licensed Intangible Assets. Schedule 3.11 (b) lists all licenses and contracts related to any Intangible Asset used by Seller in its worker compensation division as of the Signing Date. Each license or contract listed on Schedule 3.11 (b) and each license or contract related to an Intangible Asset which is entered into after the Signing Date in accordance with Section 5.3 is valid, binding and in full force and effect.

Section 3.12 Employees.

(a)	Employees. Schedule 3.12 (a) lists the name, job title, date of employment and current annual compensation (salary, bonus and participation in any non-qualified deferred or incentive compensation arrangement, a copy of which has been provided to Purchaser) for each employee employed in the workers compensation division as of the Signing Date (collectively “Employees”). All Employees are either United States citizens or otherwise authorized to engage in employment in the United States in accordance with all Laws. All sums due for Employee compensation and benefits and all vacation time owing to any Employee as at the Signing Date will be paid by Seller and there shall be no disputed amounts relating thereto. The provision of Employee compensation and benefits after the Closing Date shall be the responsibility of Purchaser.

(b)	Each Employee if and to the extent required by federal or state law to be licensed in order to perform his/her job duties is as of the Signing Date so licensed and such license is in good standing.

Section 3.13 Books and Records. Sellers books and records pertaining to the Workers Compensation line of business have been made available to Purchaser prior to the Signing Date, are true, correct and complete and have been maintained in accordance with sound business practices and in accordance with applicable statutory and/or generally accepted accounting principles, federal and state laws and regulations, including the maintenance of an adequate system of internal controls.

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Section 3.14. Full Disclosure. No representation or warranty of any Seller made in this Agreement, nor any written statement furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact which affects the business or financial condition of any Seller, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

Section 3.15. Brokers. No Person is or will become entitled to receive any brokerage or finder’s fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of any Seller.

Article IV. Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to the Sellers that the statements set forth in this Article IV are correct and complete.

Section 4.1 Organization; Good Standing; Delivery of Charter Documents. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas.

Section 4.2 Power and Authority. Purchaser has all requisite corporate power and authority necessary to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the execution, delivery and performance of all of the Transaction Documents to which Purchaser is a Party.

Section 4.3 Authorization; Execution and Validity. Each of the Transaction Documents, when executed and delivered by Purchaser, will be duly authorized, executed and delivered, and will constitute a valid, legal and binding obligation of Purchaser, enforceable against Purchaser in accordance with the terms of such Transaction Document, subject to any Law Affecting Creditor’s Rights.

Section 4.4. No Conflict; Purchaser Consents. The execution, delivery and performance by Purchaser of each Transaction Document to which it is a party will not (a) violate any law, (b) violate any charter document of Purchaser, (c) violate any order to which Purchaser is a party or by which Purchaser or its assets is bound, or (d) require any consent from any Person.

Section 4.5 Full Disclosure. No representation or warranty of Purchaser made in this Agreement, nor any written statement furnished to the Sellers pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact which affects the business or financial condition of Purchaser, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

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Section 4.6 Brokers. No Person is or will become entitled to receive any brokerage or finder’s fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Purchaser.

Article V. Covenants of Sellers

Section 5.1 Cooperation of Sellers. From the Signing Date through the Closing Date, each Seller shall use all reasonable efforts (a) to take all actions and to do all things necessary and advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with Purchaser in connection with the foregoing, including using reasonable efforts to obtain all Consents, and (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in Section 8.1, the satisfaction of which is in the reasonable control of Seller to be satisfied on or prior to Closing.

Section 5.2 Pre Closing Access to Information. From the Signing Date through the Closing Date, each Seller shall afford to Purchaser and its representatives access to the properties and the books and records relating to the Acquired Assets and the workers compensation book of business.

Section 5.3 Conduct of Business. From the Signing Date through the Closing Date, Seller shall use all reasonable efforts to (i) preserve substantially the relationships with its representatives, suppliers and customers, (ii) perform its obligations under all contracts, leases and Permits in all material respects (iii) comply with all laws, (iv) confer with Purchaser regarding operational matters of a material nature (v) report periodically to Purchaser regarding the status of its business and the results of its operations and (vi) conduct its business in the ordinary course and consistent past practices.

Section 5.4 Supplements to Schedules. If, between the Signing Date and the Closing Date, any Seller becomes aware that any of its representations and warranties in this Agreement or the schedules to this Agreement was inaccurate when made or if during such period any event occurs or condition changes that causes any of such representations and warranties to be inaccurate, then such Party shall notify Purchaser thereof in writing and supplement the schedules hereto to account for any such inaccuracy, event or change. Any such supplement to the schedules shall not be deemed to have been disclosed, as of the Signing Date, or to have cured any breach of a representation and warranty made in this Agreement, unless so agreed to in writing by Purchaser.

Section 5.5 Discharge of Encumbrances. Each Seller shall take all actions and do all things necessary to cause all encumbrances other than permitted encumbrances on any of the Acquired Assets to be terminated or otherwise discharged at or prior to the Closing.

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Section 5.6 Non-Disclosure; Non-Competition; Non-Solicitation.

(a) Non-Disclosure Agreement. Each Seller acknowledges that it has and may have access to confidential information (Confidential Information) and that such Confidential Information does and will constitute valuable, special and unique property of Purchaser. At no time shall such Seller or its representatives (i) knowingly use any Confidential Information in any manner that is materially adverse to the business interests of Purchaser, or (ii) disclose such Confidential Information to any Person for any reason or purpose whatsoever, except as required by law after not less than five days prior notice to Purchaser. Upon the request of Purchaser, Sellers shall deliver to Purchaser all letters, notes, computer disks, software, notebooks, reports and other materials which contain Confidential Information and which are in the possession or under the control of Sellers.

(b) Non-Competition Agreement. Sellers acknowledge that each is filing its respective Notice of Withdrawal from the workers compensation lines of insurance in the state of Texas. Sellers further agree not to write such lines of insurance in the state of Texas during the remaining term of the assumed lease agreement as at the Closing Date (Non-Compete Period). This non-compete provision does not apply to acquisitions by Seller(s) or any of them or their parent company during the Non-Compete Period of entities that write Texas workers compensation business. However, Sellers agree that during the Non-Compete Period such acquired entity shall not quote, bind or write any account then written through Purchaser, including but not limited to the top twenty accounts in premium size, and for which the then current carrier is Worth. Sellers shall not employ, offer to employ or contract with any Employee during the Non-Compete Period. The Non-Compete restrictions contained in this paragraph shall not apply to any employee who: (a) responds to a general solicitation, advertisement, or web posting that is not specifically directed to such employees; or (b) is directed to the Seller by search firms, employment agencies or similar entities, provided that such firms, agencies or similar entities were not retained to solicit such employee by the Seller.

(c) Independent Covenants. The covenants set forth in this Section are independent and separate, and in the event that any provision contained herein is declared invalid or illegal, the other provisions hereof shall not be affected or impaired thereby and shall remain valid and enforceable.

(d) Injunctive Relief. In the event of a breach or threatened breach by Sellers of any provision of this Section, Purchaser shall be entitled to an injunction to prevent irreparable injury to such entity. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other remedies available to such entity for such breach or threatened breach, including the recovery of damages from such Seller.

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Article VI Covenants of Purchaser

Section 6.1 Cooperation by Purchaser. From the Signing Date through the Closing Date, Purchaser shall use all reasonable efforts (a) to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with Sellers in connection with the foregoing, including using reasonable efforts to obtain all necessary Consents and regulatory approvals (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in Section 8.2, the satisfaction of which is in the reasonable control of Purchaser, to be satisfied on or prior to Closing.

Section 6.2 Confidentiality/Non-Disclosure Agreement. Purchaser acknowledges that it has and may have access to Confidential Information and that such Confidential Information does and will constitute valuable, special and unique property of Sellers. At no time shall such Purchaser or its representatives (i) knowingly use any Confidential Information in any manner that is materially adverse to the business interests of Sellers, or (ii) disclose such Confidential Information to any Person for any reason or purpose whatsoever, except as required by law after not less than five days prior notice to Sellers. Upon the request of Sellers, Purchaser shall deliver to Sellers all letters, notes, computer disks, software, notebooks, reports and other materials which contain Confidential Information and which are in the possession or under the control of Purchasers. Additionally, Purchaser acknowledges and agrees that through the Closing Date, Purchaser remains bound by that Certain Confidentiality Agreement with Worth Casualty Company, a copy of which is attached hereto as Schedule (6.2) and thereafter as set forth in that agreement.

Article VII Mutual Covenants

Section 7.1 Governmental Consents. Promptly after the Signing Date, each Party shall take all actions and do all things necessary to obtain all consents required by any governmental authority to consummate the transactions contemplated hereby.

Section 7.2 Consents to Assign Leases and Contracts.

(a)	Cooperation and Reasonable Efforts. Each Party hereby agrees to use reasonable efforts, to take reasonable actions (including Purchaser’s delivery to third parties of its audited financial statements to extent any exist) and to cooperate with each other as may be necessary to obtain consents to transfer and assign the Encumbered Instruments. Except as expressly provided herein, no Party shall be required to pay any sum, to incur any obligation or to agree to any amendment of any Encumbered Instrument in order to obtain any such Consent to transfer and assign the Encumbered Instrument.
(b)	Pre-Closing; Required Consents. Schedule 7.2(b) lists the Encumbered Instruments to which a Consent to transfer and assign must be obtained from the appropriate third party prior to Closing (collectively, the “Required Consents”). Except for the Required Consents, the obtaining of any Consents related to the Encumbered Instruments shall not be a condition to Closing, and Closing shall occur irrespective of whether any such Consent has been obtained.

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Section 7.3 Licenses and Permits.

(a)	Cooperation and Reasonable Efforts. Each Party hereby agrees to use reasonable efforts, to take reasonable actions and to cooperate with each other as may be necessary to transfer to Purchaser, or assist Purchaser in obtaining, all licenses or permits required to conduct the business being transferred hereby. On or as soon as practicable after the Signing Date, each Party shall file all applications necessary to transfer or obtain any required licenses and/or permits.
(b)	Pre-Closing; Required Permits. Schedule 7.3 (b) lists the licenses and permits which must be obtained by Purchaser prior to Closing (the Required Licenses and Permits). Except for the Required Licenses and Permits, the issuance of any License or Permit shall not be a condition to Closing, and shall occur irrespective of whether any such License or Permit has been obtained.

Section 7.4 Further Assurances. Subject to the other terms and conditions of this Agreement, at any time and from time to time, whether before or after Closing, each Party shall execute and deliver all instruments and documents and take all other action that the other Party may reasonably request to consummate or to evidence the consummation of the transactions contemplated by this Agreement.

Section 7.5. Supplemental Agreements and Consents. (a) At or prior to Closing, the applicable Party shall enter into the following agreements (the Supplemental Agreements):

(a)	To the extent necessary, assignments to Purchaser in form and substance reasonably satisfactory to Purchaser of all applicable software licenses (specifically Epic Premier Concept One) and used in the administration of the workers compensation business.

Section 7.6 Tax Matters. Each Party shall be responsible for their own tax consequences and obligations arising from the transactions contemplated by this Agreement.

Section 7.7 Employment with Purchaser.

(a)	Employment by Purchaser. Purchaser shall employ all employees, inclusive of those on disability or leave as at the Closing Date upon their completed leave or approval to return to work, of Sellers connected with the workers compensation business being purchased by Purchaser on and after the Closing Date who are identified on Schedule 7.7(a) (transferred employees). Notwithstanding the foregoing, nothing herein shall be deemed to require Purchaser to continue to employ any such transferred employee for any specific period of time after the date of employment.
(b)	Termination of Transferred Employees by Sellers. Seller shall administratively terminate all the transferred employees effective as of the date of their hire with Purchaser. Sellers will pay when and as required by applicable Law all wages, salaries and other amounts due said transferred employees, if any up to and including the effective date of termination of employment with Seller.

(c)	Employee Benefit Plans. All obligations relating to an employee benefit plan(s) provided to the Employees by Sellers have been satisfied.

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Section 7.89 Collateral Deposits. Subject to regulatory approval and in accordance with the deposits provided by certain policyholders and held by Sellers as identified in Schedule 7.89, Sellers agree to release collateral either to Worth or the policyholder in accordance with the timetable listed in the collateral agreements held with each policyholder. The exception to this will be for the policyholders Staff Force (Contract #AHWC1400, #AHWC1900) and Megalomedia (Contract # AHWC1233, #AHWC 1388, and #AHWC 1750) which, if the policyholder accepts a new policy with Worth, the Seller will transfer to Worth 25% of the collateral held to Worth at the effective date of the Worth policy and 25% 6 months thereafter. The remaining collateral will be released in accordance with the collateral agreements with each policyholder.

Article VIII Conditions Precedent to Closing

Section 8.1 Conditions Precedent to Purchaser’s Obligations. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by Purchaser.

(a)	Accuracy of Representations and Warranties. The representations and warranties made by each Seller in this Agreement shall have been true and complete as of the Signing Date and as of the Closing Date as though made as of the Closing Date.
(b)	Performance of Covenants. Sellers shall have performed and complied with all agreements, covenants and obligations required by this Agreement to be performed by Sellers prior to or at the Closing.
(c)	No Material Adverse Change. No Company has undergone any material adverse change since the Signing Date.
(d)	Consents. Sellers shall have received and delivered to Purchaser all the Required Consents and the Required Permits, each in form and substance satisfactory to Purchaser and shall have given all notices required to be given to any Persons prior to the consummation of the transactions contemplated by this Agreement.
(e)	Closing Certificate. An executive officer of each Seller shall have delivered to Purchaser a certificate confirming (i) the satisfaction of the conditions set forth in Sections 8.1 (a), 8.1 (b) and 8.1 (c).
(f)	Deliveries. Each Sellers shall have delivered the documents required by Section 2.2 and such other documents as Purchaser my reasonably require.
(g)	No Order or Action. No Order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby. No Action shall be pending or threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against Purchaser or any of its representatives as a result of any of the transactions contemplated by this Agreement, provided that neither Purchaser nor any of its affiliates instituted such Action.

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Section 8.2 Conditions Precedent to the Sellers’ Obligations. The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by the Sellers.

(a)	Accuracy of Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall have been true and complete as of the Signing Date and as of the Closing Date as though made as of the Closing Date.
(b)	Performance of Covenants. Purchaser shall have performed and complied with all agreements, covenants and obligations required by this Agreement to be performed by Purchaser prior to or at the Closing.
(c)	Closing Certificate. An executive officer of Purchaser shall have delivered to Sellers a certificate confirming (i) the satisfaction of the conditions set forth in Sections 8.2 (a), and 8.2 (b)
(d)	Secretary’s Certificate. Purchaser shall have delivered to Sellers a certificate executed by the Secretary of Purchaser certifying as to (i) the resolutions in which Purchaser’s governing body approved this Agreement and the transactions contemplated hereby, and (ii) the incumbency of Purchaser’s officers who execute any documents on behalf of Purchaser in connection with this Agreement.
(e)	Deliveries. Purchaser shall have delivered the documents required by Section 2.3 and such other documents as the Sellers may reasonably require.
(f)	No Order or Action. No Order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby. No Action shall be pending or threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against Seller or any of its representatives as a result of any of the transactions contemplated by this Agreement, provided that neither Seller nor any of its affiliates instituted such Action.

Section 8.3 If Conditions Not Satisfied. In the event that any of the conditions set forth in this Article VIII are not satisfied, and the Parties nevertheless consummate the transactions contemplated by this Agreement to take place at the Closing, the Parties shall not be deemed to have waived any Claim for damages or other relief arising from or in connection with such non-satisfaction.

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Article IX Termination Prior to Closing

Section 9.1 Termination of Agreement. This Agreement may be terminated at any time prior to Closing:

(a)	By mutual agreement of Purchaser and Sellers;
(b)	By Purchaser ~~of~~ or Seller at any time on or after June 30, 2015 if any of the conditions provided for in Section 8.1 or 8.2, respectively, shall not have been met or waived in writing prior to such date.

Section 9.2 Procedure Upon Termination. In the event of termination pursuant to Section 9.1, written notice thereof shall be immediately given to the other Party and transactions contemplated by this Agreement shall be terminated, without any further action by any Party. If the transactions contemplated by this Agreement are terminated as provided herein:

(a)	Each Party shall return all documents work papers and other materials of the other party, whether obtained before or after the execution hereof, to the party furnishing the same; and
(b)	Such termination shall not in any way limit, restrict or relieve any Party of liability for any breach of this Agreement.

Article X INDEMNIFICATION

Section 10.1 Indemnification by Sellers. Sellers, jointly and severally, shall indemnify and hold harmless Purchaser, and its respective members and managers, employees, agents, and attorneys (Purchaser Group) in respect of any and all claims incurred by the Purchaser Group, in connection with each and all of the following:

(a)	Any breach of any representation or warranty made by the Sellers in this Agreement; and
(b)	The breach of any covenant, agreement or obligation of Sellers contained in this Agreement or any other instrument delivered at the Closing, including, without limitation, the agreement and covenants of Sellers set forth in Articles V and VII of this Agreement.

Section 10.2 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Sellers in respect of any and all claims incurred by Sellers, in connection with each and all of the following:

(a)	Any breach of any representation or warranty made by Purchaser in this Agreement; and
(b)	The breach of any covenant, agreement or obligation of Purchaser contained in this Agreement or any other instrument delivered at the Closing.

Section 10.3 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (Indemnified Party) shall promptly notify the other party (Indemnifying Party) of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability potentially arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party.

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Section 10.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense may, upon written notice to the Indemnified Party given with twenty (20) days after delivery of the written notice referred to in section 10.3 hereof assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any third-party claim which would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or which provides for injunctive or other non-monetary relief applicable to the Indemnified Party, or does not include an unconditional release of all Indemnified Parties. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party there after seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner as a prudent businessman would if his own funds were subject of the suit.

Article XI Miscellaneous

Section 11.1 Amendment. No amendment of this Agreement shall be effective unless in a writing signed by Purchaser and Seller.

Section 11.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement, but all of which shall constitute one and the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted electronically or by a facsimile machine. If a Party transmits its signature page electronically or by facsimile machine, such Party shall promptly thereafter deliver an originally executed signature page to the other Party, provided that any failure to deliver such an originally executed signature page shall not affect the validity, legality, or enforceability of this Agreement.

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Section 11.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of the Agreement.

Section 11.4 Expenses. Each Party shall bear its own expenses with respect to the negotiation and preparation of this Agreement and the Closing, including any fees and expenses of its representatives, provided that if a Party terminates this Agreement because of another Party’s breach of this Agreement, the non-breaching Party shall be entitled to seek reimbursement of its expenses as part of its damages with respect to such breach. Purchaser shall bear any Tax imposed in connection with the transfer of the Acquired Assets to Purchaser pursuant to this Agreement.

Section 11.5. Governing Law. This Agreement shall be governed by the laws of the State of Texas, regardless of the laws that might otherwise govern under the conflicts of laws principles of such state.

Section 11.6 No Assignment. No Party may assign its benefits or delegate its duties under this Agreement without the prior consent of the other Party. Any attempted assignment or delegation without such prior consent shall be void. Notwithstanding this prohibition against assignment and delegation, Purchaser may assign its rights and delegate its duties under this Agreement to a wholly owned subsidiary of Purchaser without Seller’s consent.

Section 11.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no other Person shall have any right, interest, or claim under this Agreement.

Section 11.8 Notices. All claims, consents, designations, notices, waivers, and other communications in connection with this Agreement shall be in writing. Such claims, consents, designations, notices, waivers, and other communications shall be considered received (1) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, (ii) on the next business day following actual transmittal when transmitted by a nationally recognized overnight courier, or (iii) on the third business day following actual transmittal when transmitted by certified mail, postage prepaid, return receipt requested; in each case when transmitted to a Party at its address set forth below (or to such other address to which such Party has notified the other Party in accordance with this Section to send such claims, consents, designations, notices, waivers, and other communications):

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Purchaser:	Redpoint Comp Holdings LLC
Redpoint Insurance Group LLC
5005 LBJ Freeway, Suite 810
Dallas, TX 75244
	Attn:	Christopher A. McClellan, Manager
J. Andrew Thomas, Manager

Seller(s):	American Hallmark Insurance Company of Texas
777 Main Street, Suite 1000
Fort Worth, Texas 76102
	Attn:	Kevin T. Kasitz, President

Section 11.9 Public Announcements. The Parties shall agree on the terms of any press releases or other public announcements related to this Agreement, and shall consult with each other before issuing any press releases or other public announcements related to this Agreement; provided, however, that any Party may make a public disclosure if in the opinion of such Party’s counsel it is required by Law or the rules of the Securities Exchange Commission, American Stock Exchange, Nasdaq or other regulatory agency to make such disclosure. The parties agree, to the extent practicable, to consult with each other regarding any such public announcement in advance thereof.

Section 11.10 Representation by Legal Counsel. Each Party is a sophisticated Person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

Section 11.11 Schedules. All references in this Agreement to schedules shall mean the schedules identified in this Agreement, which are incorporated into this Agreement and shall be deemed a part of this Agreement for all purposes. Each Section of this Agreement that refers to a schedule shall have a separate schedule. In addition, any disclosure under a particular section’s schedule shall be made under the heading of any relevant subsection of such section. A disclosure of an item in a schedule for a particular Section or under a heading in a schedule corresponding to a particular subsection shall not be a disclosure under any other section’s schedule or any other subsection, unless so noted specifically on such schedule. Sellers have delivered to Purchaser a correct and complete copy of each document described on each schedule to this Agreement and a correct and complete written description of each unwritten arrangement or other item described on each such schedule.

Section 11.12 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision shall be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

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Section 11.13 Specific Performance. The Parties acknowledge~~s~~ that the benefits that each will derive from the transactions contemplated by this Agreement are unique and irreplaceable. Accordingly, if either Party improperly abandons or terminates this Agreement, the other Party would not have an adequate remedy at law. Purchaser Each Party therefore shall be entitled to a court order requiring ~~Seller~~ the other Party to perform this Agreement.

Section 11.14 Successors. This Agreement shall be binding upon and shall inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this Section shall not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment or other transfer is not otherwise permitted under this Agreement.

Section 11.15 Time of the Essence. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

Section 11.16 Waiver. No provision of this Agreement shall be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, shall be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or failure to enforce any term or condition of this Agreement shall not in any way affect, limit, or waive a Party’s rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

IN WITNESS WHEREOF, each Party executed, or caused a duly authorized officer to execute this Agreement as of the Signing Date.

Purchaser:	Redpoint Comp Holdings LLC
Redpoint Insurance Group LLC
By:

Name:

Title:

Sellers:	American Hallmark Insurance Company of Texas
TBIC Holdings Inc.
Texas Builders Insurance Company
By:

Name:

Title:

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